UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

May 20, 2015

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

At the annual meeting of stockholders of Thermo Fisher Scientific Inc. (the “Company”) held on May 20, 2015, the stockholders of the Company voted on the following proposals:

1.	The following nominees were elected to the Company’s Board of Directors for a one-year term expiring at the 2016 annual meeting of stockholders.

	For	Against	Abstain	Broker Non-Votes
Marc N. Casper	335,088,539	1,097,117	615,034	20,934,093
Nelson J. Chai	334,359,449	1,824,030	617,211	20,934,093
C. Martin Harris	334,785,360	1,397,712	617,618	20,934,093
Tyler Jacks	334,570,794	1,607,616	622,280	20,934,093
Judy C. Lewent	336,013,238	184,575	602,877	20,934,093
Thomas J. Lynch	333,706,907	2,482,502	611,281	20,934,093
Jim P. Manzi	334,621,656	1,555,138	623,896	20,934,093
William G. Parrett	310,807,119	24,525,742	1,467,829	20,934,093
Lars S. Sorensen	332,285,133	3,899,668	615,889	20,934,093
Scott M. Sperling	335,136,690	1,047,285	616,715	20,934,093
Elaine S. Ullian	330,670,347	5,522,409	607,934	20,934,093

2.	A non-binding, advisory proposal on the compensation of the Company’s named executive officers was approved.

For:	322,909,865
Against:	6,834,509
Abstain:	7,056,316
Broker Non-Votes:	20,934,093

3.	The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 was ratified.

For:	349,123,957
Against:	7,939,876
Abstain:	670,950

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 21st day of May, 2015.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary